Exhibit 10.4

AMENDMENT NO. 2
TO
OMNIBUS AGREEMENT
This AMENDMENT NO. 2 TO THE OMNIBUS AGREEMENT (this “Amendment”) is hereby adopted effective as of October 1, 2012 by Martin Resource Management Corporation, a Texas corporation (“MRMC”), Martin Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”) and Martin Operating Partnership L.P. (the “Operating Partnership”). Capitalized terms used but not defined herein are used as defined in the Omnibus Agreement, dated as of November 1, 2002, by and among MRMC, the General Partner, the Partnership and the Operating Partnership, as amended (the “Omnibus Agreement”).
WHEREAS, MRMC, the General Partner, the Partnership and the Operating Partnership entered into the Omnibus Agreement;
WHEREAS, MRMC, the Partnership, the Operating Partnership and Cross Oil Refining & Marketing, Inc., a Delaware corporation and a wholly owned subsidiary of MRMC (“Cross”), have entered into that certain Asset Purchase Agreement dated as of October 2, 2012 but effective October 1, 2012 (the “2012 Agreement”), whereby certain assets relating to Cross' lubricants blending and packaging businesses located in Smackover, Arkansas and Kansas City, Kansas will be sold to the Operating Partnership for cash consideration (the “Cross Transaction”);
WHEREAS, pursuant to the 2012 Agreement, MRMC must deliver on the closing date of the Cross Transaction, this Amendment which revises the definition of the term “Business” to include the lubricants blending and packaging business (the “Amendment Purpose”);
WHEREAS, MRMC, the General Partner, the Partnership and the Operating Partnership wish to amend the Omnibus Agreement pursuant to Section 6.8 of the Omnibus Agreement to reflect the Amendment Purpose;
WHEREAS, the Partnership, in accordance with Section 6.8 of the Omnibus Agreement, has received the prior approval of the Conflicts Committee to agree to amend the Omnibus Agreement, as reflected in the resolutions of the Conflicts Committee dated October 1, 2012.
NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MRMC, the General Partner, the Partnership and the Operating Partnership hereby agree as follows:
Section 1. Amendment
(a)    Article 1 is hereby amended to amend and restate the following definitions:
(i)    “Assets” means the “Contributed Assets” as such term is defined in (i) the Contribution Agreement, (ii) the Cross Contribution Agreement and (iii) the 2012 Agreement.

(ii)    “Business” means (i) providing marine and other transportation, terminalling, refining, processing, distribution and midstream logistical services for hydrocarbon products and by-products, including, without limitation, the refining of crude oil into various grades and quantities of naphthenic lubricants, distillates, asphalt flux and other intermediate cuts and the blending, processing, packaging and marketing of specialty lubricant oils to wholesalers and (ii) manufacturing and marketing fertilizers and related sulfur-based products.
(iii)    “2012 Agreement” means that certain Asset Purchase Agreement, dated as of October 2, 2012 but effective October 1, 2012, among the Partnership, the Operating Partnership, MRMC and Cross Oil Refining & Marketing, Inc.
(iv)    “Retained Assets” means, collectively, (i) any assets or investments owned by any of the MRMC Group that were not conveyed, contributed or otherwise transferred to the Partnership Entities prior to or on the Closing Date or pursuant to the Cross Contribution Agreement or the 2012 Agreement, and (ii) the “Retained Assets” as such term is defined in the Contribution Agreement, the Cross Contribution Agreement and the 2012 Agreement, in each case to the extent such assets have not been subsequently transferred to a Partnership Entity.
(b)    Section 2.2(a) is hereby amended to read in its entirety as follows:
(a)    The ownership and/or operation of any of the Retained Assets (including replacements of and modifications or additions to the Retained Assets) and the conduct of the businesses operated by MRMC and its Affiliates on the date of the 2012 Agreement that have not been transferred to the Partnership Entities.
Section 2.    Ratification of the Omnibus Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Omnibus Agreement shall remain in full force and effect.
Section 3.    Governing Law. This Amendment shall be subject to and governed by the laws of the State of Texas, without regard to conflicts of laws principles.
Section 4.    Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by PDF or telecopy shall be effective as delivery of a manually executed counterparts of this Amendment.
REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on, and effective as of, the date first written above.
MARTIN MIDSTREAM PARTNERS, L.P.

By: MARTIN MIDSTREAM GP LLC
on behalf of itself and on behalf of Partnership
and its General Partner

By: /s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President and Chief
Financial Officer

MARTIN OPERATING PARTNERSHIP L.P.

By: Martin Operating GP LLC
its general partner

By: Martin Resource LLC,
its sole member,

By: Martin Resource Management
Corporation,
its sole member,

By: /s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President and Chief Financial Officer

MARTIN RESOURCE MANAGEMENT
CORPORATION

By: /s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President and Chief
Financial Officer

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